UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2020

GSRX INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices, and zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2020, GSRX Industries Inc. (the “Company”) announced it has sold its 95% interest in the Green Room Palm Springs, LLC (the “Dispensary”). The Dispensary was purchased by Seneca Capital Partners, LP for a total of USD$400,000. The Company will also receive 3% of gross revenue for 60 months from the date the Dispensary begins operations.

Item 7.01. Regulation FD Disclosure.

On October 19, 2020, the Corporation issued a press release announcing the sale of its interest in the Dispensary. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement between Seneca Capital Partners, LP and GSRX Industries Inc.
10.2	Revenue Sharing Agreement between Green Room Palm Springs, LLC and GSRX Industries Inc.
10.3	Security and Pledge Agreement between Green Room Palm Springs, LLC and GSRX Industries Inc.
99.1	Press Release dated October 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSRX INDUSTRIES INC.

Dated: October 22, 2020	By:	/s/ Troy Nihart
	Name:	Troy Nihart
	Title:	Interim President and CEO